UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 11, 2011

ARMOUR Residential REIT, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33736	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On October 11, 2011, ARMOUR Residential REIT, Inc. (the “Company”) entered into an Equity Distribution Agreement with Deutsche Bank Securities Inc., JMP Securities LLC and Ladenburg Thalmann & Co. Inc. (collectively, the “Agents”), pursuant to which the Company may offer and sell, from time to time, through the Agents, as the Company’s agents, or to the Agents for resale, up to 40,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Distribution Agreement”). The Distribution Agreement relates to a proposed “at-the-market” offering program, which will follow the Company’s recently completed at-the-market offering of 5,212,430 million shares at prices ranging from $7.30 to $7.45 between September 2, 2011 and September 11, 2011.

The common shares sold in the offering will be issued pursuant to a prospectus dated May 4, 2011, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on October 11, 2011, in connection with one or more offerings of shares from the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-173682). Sales of the Company’s common shares through the Agents, if any, will be made in amounts and at times to be determined by the Company from time to time, but the Company has no obligation to sell any of the shares in the offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common shares and determinations by the Company of the appropriate sources of funding for the Company. Under the Distribution Agreement, the Agents have agreed to use commercially reasonable efforts consistent with their normal trading and sales practices to sell common shares in agency transactions. The Distribution Agreement provides that each Agent will be entitled to compensation not to exceed 2.0% of the gross sales price per share for any of the common shares sold under the Distribution Agreement in agency transactions. In addition, the Company may also sell common shares to the Agents as principals for their own accounts at prices agreed upon at the time of sale.

Sales of the shares, if any, under the Distribution Agreement may be made in transactions that are deemed to be at-the-market offerings as defined in Rule 415 under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the common shares in the offering, and may at any time suspend solicitation and offers under the Distribution Agreement or terminate the Distribution Agreement. The Company intends to use the proceeds from any sales for general corporate purposes.

The Distribution Agreement contains customary representations, warranties and agreements of the Company and of its managing entity, ARMOUR Residential Management, LLC and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Distribution Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 1.1.

Exhibits 5.1 and 23.1 are filed herewith in connection with the Company’s effective registration statement on Form S-3 (Registration No. 333-173682) and are incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated October 11, 2011, by and among the Company, Deutsche Bank Securities Inc., JMP Securities LLC and Ladenburg Thalmann & Co. Inc.
5.1	Opinion of Akerman Senterfitt regarding the validity of the shares
23.1	Consent of Akerman Senterfitt (included in Ex. 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2011

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Co-Chief Executive Officer, President and Co-Vice Chairman

Exhibit Index

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated October 11, 2011, by and among the Company, Deutsche Bank Securities Inc., JMP Securities LLC and Ladenburg Thalmann & Co. Inc.
5.1	Opinion of Akerman Senterfitt regarding the validity of the shares
23.1	Consent of Akerman Senterfitt (included in Ex. 5.1)